                                                                  EXHIBIT 4.7(h)

This Note is a Global Security within the meaning of the indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                     REGISTERED
                                  HONEYWELL INC.               Principal Amount:
No. BD-                     MEDIUM-TERM NOTE, SERIES B         $
                       (GLOBAL ORIGINAL ISSUE DISCOUNT         CUSIP
                               FIXED RATE NOTE)                No.


ORIGINAL ISSUE DATE:               MATURITY DATE:

INTEREST RATE:                     REDEMPTION TERMS:

OTHER TERMS:                       REPAYMENT TERMS:

ORIGINAL ISSUE DISCOUNT:           YIELD TO MATURITY:

/  / ORIGINAL ISSUE DISCOUNT NOTE  /  / ORIGINAL ISSUE DISCOUNT NOTE FOR
     SUBJECT TO "SPECIAL                FEDERAL INCOME TAX PURPOSES
     PROVISIONS" BELOW                  ONLY


     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS THE PERCENTAGE OF ITS PRINCIPAL AMOUNT SET FORTH ABOVE AND THE YIELD TO MATURITY IS THE PERCENTAGE SET FORTH ABOVE.

     HONEYWELL INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to

or registered assigns, the principal sum of                              DOLLARS

on the Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption Date or Repayment Date (subject to the "Special Provisions" below, if applicable), and to pay interest on such principal sum from the Original Issue

Date shown above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on each June 15 and December 15 or such other dates, if any, as are specified under "Other Terms" above (the "Interest Payment Dates"), commencing with the Interest Payment Date immediately following the Original Issue Date, at the rate per annum equal to the Interest Rate shown above, until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall, unless otherwise specified above under "Other Terms", be the first calendar day (whether or not a Business Day) of the month in which such Interest Payment Date occurs; provided, however, that interest payable on the Maturity Date of this Note or any applicable Redemption Date or Repayment Date that is not an Interest Payment Date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date. In the event that any Interest Payment Date or the Maturity Date or any applicable Redemption Date or Repayment Date is not a Business Day, the interest and, with respect to the Maturity Date or any applicable Redemption Date or Repayment Date, principal otherwise payable on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Maturity Date or Redemption Date. Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date or any applicable Redemption Date or Repayment Date will be made in immediately available funds upon presentation of this Note. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

     Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]                         HONEYWELL INC.

                               By  /s/ Paul Saleh
                                  --------------------------------------
                                  Paul N. Saleh
                                  Vice President and Treasurer


                               Attest  /s/ Sigurd Ueland, Jr.
                                      ----------------------------------
                                      Sigurd Ueland, Jr.
                                      Vice President and Secretary

Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION


This is one of the Securities of the
series designated herein and issued
pursuant to the within-mentioned
Indenture.


THE CHASE MANHATTAN BANK
 (NATIONAL ASSOCIATION), as Trustee

By
   -------------------------------------------
                     Authorized Officer

                                 HONEYWELL INC.
                           MEDIUM-TERM NOTE, SERIES B
                (GLOBAL ORIGINAL ISSUE DISCOUNT FIXED RATE NOTE)

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued or to be issued in one or more series under an Indenture, dated as of August 1, 1994 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated herein. By the terms of the Indenture, additional Notes of this series and of other separate series, which may vary as to date, amount, Maturity Date, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

     If a Redemption Commencement Date or periods within which Redemption Dates may occur and the related Redemption Prices (unless otherwise specified above under "Other Terms", expressed as percentages of the principal amount of this Note if this Note is an Original Issue Discount Note for federal income tax purposes only as shown above and as percentages of the Amortized Face Amount (as defined below) of this Note if this Note is an Original Issue Discount Note subject to the "Special Provisions" below as shown above) are set forth above under "Redemption Terms", this Note is subject to redemption prior to the Maturity Date upon not less than 30 nor more than 60 days' notice by mail to the Person in whose name this Note is registered at such address as shall appear in the registry books of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company, at the applicable Redemption Price so specified, together in the case of any such redemption with accrued interest to the Redemption Date, provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note (or one or more predecessor Notes) at the close of business on the relevant Regular Record Dates, referred to above, all as provided in the Indenture. In the event of redemption of this Note in part only, a new Note of this series and of like tenor of an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. This
Note is not subject to any sinking fund.

     If a Repayment Date or periods within which Repayment Dates may occur and the related Repayment Prices (unless otherwise specified above under "Other Terms", expressed as percentages of the principal amount of this Note if this Note is an Original Issue Discount Note for federal income tax purposes only as shown above and as percentages of the Amortized Face Amount of this Note if this Note is an Original Issue Discount Note subject to the "Special Provisions" below as shown above) are set forth above under "Repayment Terms", this Note is subject to repayment at the option of the

Holder hereof prior to the Maturity Date upon such terms as are set forth above under "Repayment Terms". In the event of repayment of this Note in part only, a new Note of this series and of like tenor of an authorized denomination for the portion hereof not repaid will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal amount due at the Maturity Date (or, in the case of Original Issue Discount Notes subject to the "Special Provisions" below as indicated above, the Amortized Face Amount) of the Notes of this series may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and
(ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

     The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     In determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Notes, the principal amount of any Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (and premium, if any) of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Unless otherwise set forth above under "Other Terms", the Notes of this series are issuable only in fully registered form without coupons in denominations of $100,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note may have such additional or different terms as are set forth above, under "Other Terms". Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

                               SPECIAL PROVISIONS

     Unless otherwise indicated above under "Other Terms", if this Note is an Original Issue Discount Fixed Rate Note subject to these Special Provisions, as indicated above, the amount due and payable on this Note in the event that the principal amount hereof is declared due and payable prior to the Maturity Date hereof or in the event that this Note is redeemed or repaid shall be the Amortized Face Amount (as defined below) of this Note or, in the case of redemption or repayment, the specified percentage of the Amortized Face Amount of this Note on the date such payment is due and payable as determined by the Company, plus any accrued but unpaid "qualified stated interest" payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department in January 1994 (the "Regulations")).

     The "Amortized Face Amount" of this Note shall be the amount equal to the sum of (i) the issue price (as defined below) of this Note and (ii) that portion of the difference between the issue price and the principal amount of this Note due at the Maturity Date that has been amortized at the Stated
Yield (as defined below) of this Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and
Section 1.1275-1(b) of the Regulations, in each case as in effect on the issue date of this Note) at the date as of which the Amortized Face Amount is calculated, but in no event can the Amortized Face Amount exceed the principal amount of this Note due at the Maturity Date hereof. As used in the preceding sentence, the term "issue price" means the principal amount of this Note due at the Maturity Date hereof less the Original Issue Discount of this Note specified above. The term "Stated Yield" of this Note means the Yield to Maturity specified above for the period from the Original Issue Date of this Note specified above, to the Maturity Date hereof based on the issue price and principal amount payable at the Maturity Date hereof.


                            _______________________

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of survivorship
               and not as tenants in common
     UNIF GIFT MIN ACT--_______________Custodian_______________
                             (Cust)                 (Minor)

                        under Uniform Gift to Minors Act

                            _______________________
                                    (State)

Additional abbreviations may be used though not in the above list.

                      ___________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

/                    /________________________________________________________
                      (Name and address of assignee, including zip code, must
                                     be printed or typewritten)


_______________________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________ Attorney
to transfer said Note on the books of the within Company, with full power of substitution in the premises


Dated     _______________      ___________________________________________

                               ___________________________________________




     NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member of the New York Stock Exchange.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price, together with interest to the Repayment Date, to the undersigned at


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________
         (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the undersigned elects to have repaid:_______________________________________________________________;
and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the undersigned for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):_____________________________.



Dated     _______________      ___________________________________________

                               ___________________________________________




     NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever.